EXPENSE LIMITATION AGREEMENT

EXPENSE LIMITATION AGREEMENT made as of the 1st day of August 2012 by and between RidgeWorth Funds (the “Trust”), a Massachusetts business trust, RidgeWorth Capital Management, Inc. (the “Adviser”) and each investment subadviser listed on Schedule B (“Sub-Adviser”) with respect to the series of the Trust (the “Funds”) set forth on Schedule B.

The Adviser and each Sub-Adviser hereby agree to waive their fees, in the proportion set forth in the applicable subadvisory agreement relating to each Fund, and reimburse expenses to the extent necessary to limit total operating expenses, based on a percentage of the average daily net assets of each Fund (excluding interest, taxes, brokerage commissions, substitute dividend expenses on securities sold short, extraordinary expenses, estimated indirect expenses attributable to investments in other investment companies, and other expenses not incurred in the ordinary course of business) for each share class of the Funds as set forth on Schedule A until August 1, 2013.

If at any point before August 1, 2015, it becomes unnecessary for the Adviser or Sub-Adviser to waive fees and make reimbursements for a particular Fund, the Adviser and the Sub-Adviser may retain the difference between the Total Annual Fund Operating Expenses of that Fund and the applicable expense cap set forth on Schedule A to recapture any of its prior waivers or reimbursements.

This Agreement shall terminate with respect to a Fund, without payment of any penalty, upon: (1) termination of the applicable Investment Advisory Agreement with the Adviser or (2) written notice to the Adviser by the Trust.

IN WITNESS WHEREOF, the parties hereto have caused this Expense Limitation Agreement to be executed as of the day and year first written above.

RIDGEWORTH FUNDS		RIDGEWORTH CAPITAL MANAGEMENT, INC.

By:	/s/ Julia R. Short	By:	/s/ John Stebbins
Name:	Julia R. Short	Name:	John Stebbins
Title:	President and CEO	Title:	Managing Director and CFO

Pursuant to each of the Funds listed in Schedule B for which they are the respective Subadviser:

CERTIUM ASSET MANAGEMENT LLC

By:	/s/ Ashi Parikh
Name:	Ashi Parikh
Title:	CEO

CEREDEX VALUE ADVISORS LLC

By:	/s/ Ashi Parikh
Name:	Ashi Parikh
Title:	CEO

SEIX INVESTMENT ADVISORS LLC

By:	/s/ Jim Keegan
Name:	Jim Keegan
Title:	CIO and CEO

SILVANT CAPITAL MANAGEMENT LLC

By:	/s/ Ashi Parikh
Name:	Ashi Parikh
Title:	CEO

STABLERIVER CAPITAL MANAGEMENT LLC

By:	/s/ Ashi Parikh
Name:	Ashi Parikh
Title:	Chairman

ZEVENBERGEN CAPITAL INVESTMENTS LLC

By:	/s/ Leslie Tubbs
Name:	Leslie Tubbs
Title:	Managing Director

EXPENSE LIMITATION AGREEMENT SCHEDULE A

FUND NAME	SHARE CLASS	EXPENSE LIMITATION
Allocation Strategies

Aggressive Growth Allocation Strategy	I	0.50%
Aggressive Growth Allocation Strategy	A	0.70%
Aggressive Growth Allocation Strategy	C	1.30%

Conservative Allocation Strategy	I	0.30%
Conservative Allocation Strategy	A	0.60%
Conservative Allocation Strategy	C	1.30%

Growth Allocation Strategy	I	0.50%
Growth Allocation Strategy	A	0.70%
Growth Allocation Strategy	C	1.30%

Moderate Allocation Strategy	I	0.50%
Moderate Allocation Strategy	A	0.70%
Moderate Allocation Strategy	C	1.30%

Equity Funds

Large Cap Value Equity	I	0.93%
Large Cap Value Equity	A	1.18%
Large Cap Value Equity	C	1.88%

Mid-Cap Value Equity	I	1.14%
Mid-Cap Value Equity	A	1.35%
Mid-Cap Value Equity	C	1.95%

Small Cap Value Equity	I	1.31%
Small Cap Value Equity	A	1.55%
Small Cap Value Equity	C	2.15%

International Equity	I	1.37%
International Equity	A	1.67%

International Equity Index	I	0.76%
International Equity Index	A	1.02%

Large Cap Core Growth Stock[1]	I	1.03%
Large Cap Core Growth Stock	A	1.28%
Large Cap Core Growth Stock	C	2.03%

Large Cap Growth Stock	I	1.16%
Large Cap Growth Stock	A	1.40%
Large Cap Growth Stock	C	2.10%

Select Large Cap Growth Stock	I	1.09%
Select Large Cap Growth Stock	A	1.39%
Select Large Cap Growth Stock	C	2.09%

FUND NAME	SHARE CLASS	EXPENSE LIMITATION
Small Cap Growth Stock	I	1.33%
Small Cap Growth Stock	A	1.60%
Small Cap Growth Stock	C	2.25%

Aggressive Growth Stock	I	1.29%
Aggressive Growth Stock	A	1.50%

Fixed Income Funds

Core Bond[2]	I	0.45%
Core Bond	A	0.72%
Core Bond	R	1.05%

Corporate Bond	I	0.62%
Corporate Bond	A	0.93%
Corporate Bond	C	1.60%

Intermediate Bond	I	0.44%
Intermediate Bond	A	0.70%
Intermediate Bond	R	1.20%

Limited Duration	I	0.32%

Limited-Term Federal Mortgage Securities	I	0.66%
Limited-Term Federal Mortgage Securities	A	0.86%
Limited-Term Federal Mortgage Securities	C	1.66%

Total Return Bond	I	0.43%
Total Return Bond	A	0.68%
Total Return Bond	R	0.99%

U.S. Government Securities	I	0.72%
U.S. Government Securities	A	0.95%
U.S. Government Securities	C	1.70%

High Income	I	0.76%
High Income	A	1.06%
High Income	R	1.46%

Seix Floating Rate High Income	I	0.62%
Seix Floating Rate High Income	A	0.95%
Seix Floating Rate High Income	C	1.61%

Seix High Yield	I	0.61%
Seix High Yield	A	0.87%
Seix High Yield	C	1.30%

Georgia Tax-Exempt Bond	I	0.65%
Georgia Tax-Exempt Bond	A	0.80%

High Grade Municipal Bond	I	0.65%
High Grade Municipal Bond	A	0.80%

FUND NAME	SHARE CLASS	EXPENSE LIMITATION
Investment Grade Tax-Exempt Bond	I	0.65%
Investment Grade Tax-Exempt Bond	A	0.80%

Short-Term Municipal Bond[3]	I	0.55%
Short-Term Municipal Bond[3]	A	0.70%

North Carolina Tax-Exempt Bond	I	0.65%
North Carolina Tax-Exempt Bond	A	0.80%

Virginia Intermediate Municipal Bond	I	0.65%
Virginia Intermediate Municipal Bond	A	0.80%

Short-Term Bond	I	0.58%
Short-Term Bond	A	0.77%
Short-Term Bond	R	1.57%

Short-Term U.S. Treasury Securities	I	0.55%
Short-Term U.S. Treasury Securities	A	0.73%
Short-Term U.S. Treasury Securities	C	1.55%

Ultra-Short Bond	I	0.42%

U.S. Government Securities Ultra-Short Bond	I	0.43%

EXPENSE LIMITATION AGREEMENT

SCHEDULE B

FUND NAME ADVISER/SUBADVISER

Allocation Strategies	ADVISER
Aggressive Growth Allocation Strategy Conservative Allocation Strategy Growth Allocation Strategy Moderate Allocation Strategy	RidgeWorth Capital Management, Inc. RidgeWorth Capital Management, Inc. RidgeWorth Capital Management, Inc. RidgeWorth Capital Management, Inc.

Equity Funds	SUBADVISER

Large Cap Value Equity Fund

Mid-Cap Value Equity Fund

Small Cap Value Equity Fund

Large Cap Core Growth Stock Fund[1]

Large Cap Growth Stock Fund

Select Large Cap Growth Stock Fund

Small Cap Growth Stock Fund

Aggressive Growth Stock Fund

International Equity Index Fund

International Equity Fund

Ceredex Value Advisors LLC

Ceredex Value Advisors LLC

Ceredex Value Advisors LLC

Silvant Capital Management LLC

Silvant Capital Management LLC

Silvant Capital Management LLC

Silvant Capital Management LLC

Zevenbergen Capital Investments LLC

Certium Asset Management LLC

Certium Asset Management LLC

Fixed Income Funds	SUBADVISER

Core Bond Fund[2]

Corporate Bond Fund

High Income Fund

Intermediate Bond Fund

Limited Duration Fund

Limited-Term Federal Mortgage Securities Fund

Seix Floating Rate High Income Fund

Seix High Yield Fund

Total Return Bond Fund

U.S. Government Securities Fund

Georgia Tax-Exempt Bond Fund

High Grade Municipal Bond Fund

Investment Grade Tax-Exempt Bond Fund

North Carolina Tax-Exempt Bond Fund

Short-Term Bond Fund

Short-Term Municipal Bond Fund[3]

Short-Term U.S. Treasury Securities Fund

Ultra-Short Bond Fund

U.S. Government Securities Ultra-Short Bond Fund

Virginia Intermediate Municipal Bond Fund

Seix Investment Advisors LLC

Seix Investment Advisors LLC

Seix Investment Advisors LLC

Seix Investment Advisors LLC

Seix Investment Advisors LLC

Seix Investment Advisors LLC

Seix Investment Advisors LLC

Seix Investment Advisors LLC

Seix Investment Advisors LLC

Seix Investment Advisors LLC

StableRiver Capital Management LLC

StableRiver Capital Management LLC

StableRiver Capital Management LLC

StableRiver Capital Management LLC

StableRiver Capital Management LLC

StableRiver Capital Management LLC

StableRiver Capital Management LLC

StableRiver Capital Management LLC

StableRiver Capital Management LLC

StableRiver Capital Management LLC

[1]	Formerly known as “Large Cap Core Equity Fund.”
[2]	Formerly known as “Investment Grade Bond Fund”
[3]	Formerly known as “Maryland Municipal Bond Fund”